                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                BSB Bancorp, Inc.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

      2)  Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

      4)  Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

      5) Total fee paid:

      --------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid: _______________________________________________

      2) Form, Schedule or Registration Statement No.: _________________________

      3) Filing Party: _________________________________________________________

      4) Date Filed: ___________________________________________________________

                               BSB BANCORP, INC.
                             58-68 Exchange Street
                           Binghamton, New York 13901
                                 (607) 779-2406

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 24, 2000

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BSB Bancorp, Inc. (the "Company") will be held at the Binghamton Regency Hotel and Conference Center, One Sarbro Square, 225 Water Street, Binghamton, New York 13901, on April 24, 2000, at 10:00 a.m., Eastern Time, and at any adjournment thereof, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

    1. To elect four directors for a term of three years, or until their successors have been elected and qualified;

    2. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

    3. To transact such other business as may properly come before the Annual Meeting. Except with respect to procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other matters which may properly come before the Annual Meeting.

  Shareholders of the Company of record at the close of business on March 6, 2000 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Larry G. Denniston

                                          Larry G. Denniston
                                          Senior Vice President and
                                          Corporate Secretary

Binghamton, New York
April 3, 2000

  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO VOTE BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED OR BY VOTING BY TELEPHONE USING THE NUMBER PROVIDED ON YOUR PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING, IN PERSON, OR BY A SUBSEQUENT TELEPHONIC VOTE AT ANY TIME PRIOR TO ITS EXERCISE.

                               BSB BANCORP, INC.
                             58-68 Exchange Street
                          Binghamton, New York 13901

                               ----------------

                                PROXY STATEMENT

                               ----------------
                        ANNUAL MEETING OF SHAREHOLDERS
                                April 24, 2000

               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  This Proxy Statement, which is first being mailed on or about April 3, 2000, is furnished to shareholders of BSB Bancorp, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the 2000 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held at the Binghamton Regency Hotel and Conference Center, One Sarbro Square, 225 Water Street, Binghamton, New York 13901, on April 24, 2000, at 10:00 a.m., Eastern Time, and at any adjournment thereof. The Annual Meeting has been called for the purposes set forth in the Notice of Annual Meeting.

  The proxies solicited hereby, if properly voted and not revoked prior to their use, will be voted in accordance with the instructions contained therein by a member of the law firm of Hinman, Howard & Kattell, LLP, general counsel to the Company, which has been duly appointed by the Board of Directors to vote such proxies. To properly vote your proxy, sign and return the proxy card to the Company or call the toll-free number listed on the proxy card. If no contrary instructions are given, each proxy will be voted FOR the election of the nominees of the Board of Directors as directors, FOR ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, and, upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the best judgment of the person appointed as proxy.

  Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) filing with the Corporate Secretary of the Company written notice thereof (Larry G. Denniston, Senior Vice President and Corporate Secretary, BSB Bancorp, Inc., 58-68 Exchange Street, Binghamton, New York 13901), (ii) submitting a duly executed proxy bearing a later date, (iii) voting again by telephone on a later date or (iv) appearing at the Annual Meeting and giving the Corporate Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

  The securities which can be voted at the Annual Meeting consist of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), with each share entitling its owner to one vote on each matter presented. The close of business on March 6, 2000 has been fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. The number of shares of Common Stock outstanding on March 6, 2000 was 10,245,842. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Shareholders' votes will be tabulated by the person appointed by the Board of Directors to act as inspector of election of the Annual Meeting. Under Delaware corporate law, directors are elected by a plurality of the votes of the shares present (in person or represented by proxy) at the Annual Meeting and entitled to vote at the Annual Meeting. Unless otherwise required by law or the Company's Certificate of Incorporation or Bylaws, any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the shares present (either in person or represented by proxy) at the Annual Meeting and entitled to vote on the matter at the Annual Meeting.

  Abstentions and broker non-votes will be treated as shares that are present or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth information as of March 6, 2000 with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") who is known to the Company to be the beneficial owner of more than 5% of the Common Stock and with respect to ownership of Common Stock by each of the "named executive officers" (defined below) of the Company and by all directors and executive officers of the Company as a group.

                                        Amount and
                                          Nature
 Title of Name and Addresses of        of Beneficial    Percent of
 Class    Beneficial Owners            Ownership(1)       Class
 -------- ---------------------        -------------    ----------
          Beck, Mack & Oliver LLC
 Common   ("BMO").....................     573,394 (2)     5.60%
          330 Madison Avenue
          New York, NY 10017

          Dimensional Fund Advisors,
 Common   Inc. ("DFA")................     669,063 (3)     6.53%
          1299 Ocean Avenue, 11th
          Floor
          Santa Monica, CA 90401

          Wellington Management
 Common   Company, LLP ("WMC")........     519,000 (4)     5.07%
          75 State Street
          Boston, MA 02109

 Common   Alex S. DePersis..........       124,181 (5)     1.20%
 Common   John P. Driscoll..........        50,843 (6)        *
 Common   Glenn R. Small............        99,096 (7)        *
 Common   Arthur C. Smith...........        58,044 (8)        *
 Common   Larry G. Denniston........        42,714 (9)        *
 Common   All directors and
           executive officers of the
           Company as a group
           (17 people)................   1,163,052 (10)   11.02%

--------
*   Less than 1%.
(1) Based on information provided by the respective beneficial owners and upon the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act, unless otherwise indicated. Beneficial ownership is direct except as otherwise indicated by footnote. In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Unless otherwise indicated, shares beneficially owned by named executive officers are held with sole voting and dispositive power.
(2) BMO reports shared dispositive power over these shares, which are owned by investment advisory clients of BMO, none of which own more than 5% of the Common Stock. The Schedule 13G reports that BMO's clients have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of these shares. BMO is an investment advisor registered under the Investment Advisers Act of 1940.
(3) DFA reports sole voting and sole dispositive power over these shares. DFA also reports that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, and that it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. (These investment companies, trusts and accounts are the "Funds"). In its role as investment advisor or manager, DFA possesses both voting and/or investment power over the Common Stock owned by the Funds. All of the shares reported by DFA are owned by the Funds and DFA disclaims beneficial ownership of such securities.

(4) WMC reports shared voting power over 341,500 shares and shared dispositive power over 519,000 shares. The Schedule 13G reports that the shares are owned of record by clients of WMC and that WMC may be deemed to beneficially own these shares in its capacity as investment advisor. WMC's clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities and that no such client is known to have such right or power with respect to more than five percent of the Common Stock.
(5) Effective February 2000, Mr. DePersis retired as a director and an officer. Beneficial ownership includes 20,430 shares owned directly by Mr. DePersis's wife, with respect to which Mr. DePersis has no voting or dispositive power. Also includes 26 shares owned by Mr. DePersis as custodian for his son, and 65,000 shares with respect to which Mr. DePersis has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Long-Term Incentive and Capital Accumulation Plan ("Incentive Plan") and the 1996 Long-Term Incentive and Capital Accumulation Plan (the "1996 Incentive Plan").
(6) Includes 21,194 shares owned directly by Mr. Driscoll's wife, with respect to which Mr. Driscoll has no voting or dispositive power. Also includes 4,850 shares with respect to which Mr. Driscoll has the right to acquire beneficial ownership of Common Stock through the exercise of options pursuant to the 1996 Incentive Plan, that were granted originally to Mr. Driscoll pursuant to the Skaneateles Bancorp, Inc. 1991 Long-Term Incentive and Capital Accumulation Plan and converted to the Company's options upon the completion of the merger of Skaneateles with the Company in July 1999.
(7) Includes 19,284 shares held jointly with Mr. Small's wife. Also includes 45,133 shares with respect to which Mr. Small has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Incentive Plan and the 1996 Incentive Plan.
(8) Includes 27,745 shares held jointly with Mr. Smith's wife, with respect to which Mr. Smith shares voting and dispositive power. Also includes 30,299 shares with respect to which Mr. Smith has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Incentive Plan and the 1996 Incentive Plan.
(9) Includes 4,080 shares held individually by Mr. Denniston's wife, with respect to which Mr. Denniston has no voting or dispositive power, 4,400 shares held jointly with Mr. Denniston's wife, with respect to which Mr. Denniston shares voting and dispositive power, and 555 shares held by Mr. Denniston's wife as custodian for her daughter. Also includes 29,802 shares with respect to which Mr. Denniston has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Incentive Plan and the 1996 Incentive Plan.
(10) Includes 311,039 shares as to which members of the group have the right to acquire beneficial ownership of Common Stock through the exercise of options. See "Information with Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers."

              INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
             DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

                                (Proposal One)

Election of Directors

  The Company's Certificate of Incorporation states that the Board of Directors shall consist of 14 members unless otherwise determined from time to time by resolution of the Board of Directors. The Board of Directors currently consists of 11 members and one vacancy. The Company's Certificate of Incorporation and Bylaws provide that the directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually.

  Presently, all directors of the Company also are directors of the Company's wholly owned subsidiary, BSB Bank & Trust Company (the "Bank"). Under the terms of the Company's July 1999 acquisition of Skaneateles Bancorp, Inc. ("Skaneateles"), BSB invited two former Skaneateles directors, Mr. John P. Driscoll and Mrs. Ann G. Higbee, to serve as members of the Board of the Company for terms expiring in 2002 and 2001, respectively.

The Nominees

  Unless otherwise directed, each proxy executed and returned by a shareholder will be voted FOR the election of the four nominees listed below for a three-year term. There are no arrangements or understandings between the persons named and any other person pursuant to which such nominee was selected. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

              Nominees for Directors with Terms Expiring in 2003

                                                                             Company
                                                                           Common Stock
                                                                        Beneficially Owned
                          Position with the Company and the                Directly or
                            Bank and Principal Occupation     Director   Indirectly as of
 Name                Age*     During the Past Five Years      Since (1)  March 6, 2000**
 ----                ---- ---------------------------------   --------- ------------------
 Diana J. Bendz       54       Director; IBM Endicott           1998         9,750 (2)
                               Senior Location
                               Executive and Director
                               of Environmentally
                               Conscious Products,
                               Corporate Operations,
                               IBM, July 1996 to
                               present; Director of
                               Integrated Safety
                               Technology, Technical
                               Operations Staff, IBM,
                               January 1992 to July
                               1996.

 David A. Niermeyer   58       Director; President and          1994        20,425 (3)
                               Chief Executive Officer,
                               Stakmore Co., Inc. since
                               April 1980.

 Mark T. O'Neil, Jr.  47       Director; President and          1994        20,710 (4)
                               Chief Executive Officer,
                               United Health Services,
                               Inc. since February
                               1993; Member, Boards of
                               Directors, Health Care
                               Underwriters Mutual
                               Insurance Company;
                               Member, Advisory Board,
                               Liberty Mutual Insurance
                               Company.

 Thomas L. Thorn      56       Director; Acting                 1995       224,587 (5)
                               President and Chief
                               Executive
                               Officer of the Company                        2.19%
                               and the Bank; Private
                               Investor since 1997;
                               Executive Vice President
                               and Treasurer, Diamond
                               Page International
                               Corporation from
                               September 1978 to
                               December 1996.

--------
 *  Age as of Record Date, March 6, 2000.
** Unless otherwise indicated, holdings represent less than 1% of the issued and outstanding shares of Common Stock.
(1) Includes service on the Board of Directors of the Bank.
(2) Includes 9,000 shares with respect to which Mrs. Bendz has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(3) Includes 4,500 shares with respect to which Mr. Niermeyer has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(4) Includes 3,710 shares held jointly with Mr. O'Neil's wife, with respect to which Mr. O'Neil shares voting and dispositive power. Also includes 17,000 shares with respect to which Mr. O'Neil has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(5) Includes 4,500 shares with respect to which Mr. Thorn has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.

Required Vote

  Directors will be elected by a plurality of the shares present, either in person or represented by proxy, at the Annual Meeting and entitled to vote at the Annual Meeting.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                 FOR THE ELECTION OF THE NOMINEES AS DIRECTORS

                                     * * *

                     Directors with Terms Expiring in 2002

                       Position with the Company               Company Common
                                and the                            Stock
                           Bank and Principal                Beneficially Owned
                               Occupation                       Directly or
                          During the Past Five     Director   Indirectly as of
 Name             Age*           Years             Since (1)  March 6, 2000**
 ----             ---- -------------------------   --------  ------------------


 Robert W. Allen   56  Director; General             1987        34,380 (2)
                       Partner, Allen Family
                       Limited Partnership since
                       April 1999; President and
                       Chief Executive Officer,
                       Tuscan/Lehigh Dairies,
                       L.P., Lansdale, PA from
                       May 1997 to March 1999;
                       President and Chief
                       Executive Officer, Lehigh
                       Valley Dairies, Inc.,
                       Lansdale, PA from April
                       1996 to May 1997;
                       Independent Consultant
                       from December 1995 to
                       April 1996; Executive
                       Vice President, Borden
                       Inc., Columbus, Ohio from
                       February 1995 to December
                       1995; President, Borden
                       Inc. Dairy Group from
                       September 1993 to
                       December 1995; Chairman,
                       Board of Directors Azon
                       Corp., Johnson City, New
                       York.

 John P. Driscoll  59  Director; Executive Vice      1999        50,843 (3)
                       President and Treasurer
                       of the Company and the
                       Bank since March 2000;
                       Executive Vice
                       President--CNY Region of
                       the Company and the Bank
                       from July 1999 to March
                       2000; Interim Treasury
                       Administration Officer of
                       the Bank from November
                       1999 to March 2000;
                       Chairman, President and
                       Chief Executive Officer
                       of Skaneateles Bancorp,
                       Inc. and Skaneateles
                       Savings Bank from
                       September 1992 to June
                       1999.

 Thomas F. Kelly   52  Director; Vice President      1987        21,802 (4)
                       for External Affairs and
                       Professor of Management,
                       Binghamton University,
                       October 1991 to present.

--------
 *  Age as of Record Date, March 6, 2000.
** Unless otherwise indicated, holdings represent less than 1% of the issued and outstanding shares of the Common Stock.
(1) Includes service on the Board of Directors of the Bank including, where applicable, service prior to the organization of the Company in 1988.
(2) Includes 16,380 shares held jointly with Mr. Allen's wife, with respect to which Mr. Allen shares voting and dispositive power. Also includes 18,000 shares with respect to which Mr. Allen has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(3) Includes 21,194 shares owned directly by Mr. Driscoll's wife, with respect to which Mr. Driscoll has no voting or dispositive power. Also includes 4,850 shares with respect to which Mr. Driscoll has the right to acquire beneficial ownership of Common Stock through the exercise of options pursuant to the 1996 Incentive Plan, that were granted originally to Mr. Driscoll pursuant to the Skaneateles Bancorp, Inc. 1991 Long-Term Incentive and Capital Accumulation Plan and converted to the Company's options upon the completion of the merger of Skaneateles with the Company in July 1999.
(4) Includes 3,802 shares held jointly with Dr. Kelly's wife, with respect to which Dr. Kelly shares voting and dispositive power. Also includes 18,000 shares with respect to which Dr. Kelly has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.

                     Directors with Terms Expiring in 2001

                             Position with the                     Company
                              Company and the                    Common Stock
                            Bank and Principal                Beneficially Owned
                                Occupation                       Directly or
                           During the Past Five     Director   Indirectly as of
 Name               Age*           Years            Since (1)  March 6, 2000**
 ----               ---- ------------------------   --------  ------------------
 Ferris G. Akel      67  Director; President,         1986       163,699 (2)
                         Binghamton Giant
                         Markets, Inc.                             1.59%
                         since 1959.
 William C. Craine   51  Director; Chairman of        1976        87,906 (3)
                         the Company and the Bank
                         since February 2000;
                         Chairman, Granite
                         Capital Holdings, Inc.,
                         November 1998 to
                         present; President and
                         Chief Executive Officer,
                         Mang Group, Inc. from
                         November 1994 to
                         November 1998; Member,
                         Boards of Directors,
                         Preferred Mutual
                         Insurance Company, New
                         Berlin, NY and UHS
                         Hospitals, Inc.,
                         Binghamton, NY.
 Ann G. Higbee       57  Director; Managing           1999        15,806 (4)
                         Partner, Public
                         Relations Services, Eric
                         Mower and Associates,
                         Syracuse, NY since 1990.
 William H. Rincker  69  Director; prior to           1981       133,857 (5)
                         retirement after year-
                         end 1996,
                         served as Chairman of                     1.31%
                         the Company and the Bank
                         since 1995, Chief
                         Executive Officer of the
                         Company since 1988;
                         former President of the
                         Company from 1988 to
                         1995 and Chief Executive
                         Officer of the Bank
                         since 1984; and
                         President of the Bank
                         from 1981 to 1995.

--------
*   Age as of Record Date, March 6, 2000.
(1) Includes service on the Board of Directors of the Bank including, where applicable, service prior to the organization of the Company in 1988.
(2) Includes 4,003 shares held jointly with Mr. Akel's wife, with respect to which Mr. Akel shares voting and dispositive power and 130,176 shares owned by Akel Wholesale Grocery, Inc., with respect to which Mr. Akel shares voting and dispositive power. Also includes 18,000 shares with respect to which Mr. Akel has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(3) Includes 700 shares held directly by Mr. Craine's wife, with respect to which Mr. Craine has no voting or dispositive power, 1,585 shares held in a trust for Mr. Craine's daughter, with respect to which Mr. Craine has power to change the trustee but not to manage the investments of the trust and 500 shares beneficially owned as custodian for Mr. Craine's son. Also includes 4,500 shares with respect to which Mr. Craine has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(4) Includes 4,525 shares held jointly with Mrs. Higbee's husband, with respect to which Mrs. Higbee shares voting and dispositive power and 457 shares held directly by Mrs. Higbee's husband, with respect to which Mrs. Higbee has no voting or dispositive power. Also includes 6,750 shares with respect to which Mrs. Higbee has the right to acquire beneficial ownership of Common Stock through the exercise of options granted pursuant to the Directors' Stock Option Plan.
(5) Includes 101,291 shares held jointly with Mr. Rincker's wife, with respect to which Mr. Rincker shares voting and dispositive power. Also includes 19,540 shares owned directly by Mr. Rincker's wife, with respect to which Mr. Rincker has no voting or dispositive power. Also includes 6,750 shares with respect to which Mr. Rincker has the right to acquire beneficial ownership through the exercise of options granted pursuant to the Directors' Stock Option Plan.

Shareholder Nominations

  Section 7.2(c) of the Company's Certificate of Incorporation provides that nominations of candidates for election as directors at any annual meeting may be made (i) by or at the direction of a majority of the Board of Directors or
(ii) by any shareholder entitled to vote at such annual meeting. Shareholders may name nominees for election to the Board of Directors by submitting written nominations to the Corporate Secretary of the Company not less than 20 days prior to the date of the annual meeting; provided, however, that if less than 30 days' notice of the date of the scheduled annual meeting is given, notice by the shareholder must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of annual meeting was mailed, provided further that the notice by the shareholder must be delivered or received no later than the close of business on the fifth day preceding the date of the meeting. Such shareholder's notice must set forth
(a) as to each person whom the shareholder proposes to nominate for election or reelection as a director and as to the shareholder giving notice: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Common Stock which are beneficially owned by such person on the date of such shareholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies with respect to nominees for election of directors pursuant to Regulation 14A under the Exchange Act; and (b) as to the shareholder giving the notice: (i) the name and address, as they appear on the Company's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees, and (ii) the class and number of shares of Common Stock which are beneficially owned by such shareholder and any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. If any shareholder nomination is properly and timely made, ballots will be provided for use by shareholders at the Annual Meeting bearing the name of such nominee or nominees.

Board Meetings and Committees

  The Board of Directors of the Company meets regularly each month and may have additional special meetings. Each member of the Board of Directors of the Company also serves as a director of the Bank. The Board of Directors of the Company met 14 times during the year ended December 31, 1999. No incumbent director attended fewer than 75% of the aggregate total number of meetings held by the Board of Directors of the Company and all committees of the Board on which such director served during the last fiscal year.

  During 1999, the Board of Directors of the Company had a number of committees, including an Executive Committee, an Audit Committee and a Compensation Committee. In addition, during 1999 the Board of Directors of the Bank had a number of committees, including an Executive Committee and a standing Salary and Personnel Administration Committee. The entire Board of the Company serves as a Nominating Committee.

  The Executive Committee of the Company consists of Messrs. Craine (Chairman), Akel and Thorn, and two rotating members. Mr. Levine was a member prior to his retirement in April 1999 and attended two meetings. Mr. DePersis was a member prior to his retirement in February 2000 and attended nine meetings. The Executive Committee met ten times in 1999.

Audit Committee Report

  The Company's Audit Committee currently has four members and one vacancy, Dr. Kelly (Chairman), Mr. O'Neil, Mrs. Bendz and Mrs. Higbee, each of whom is an "independent director" under the Nasdaq Stock Market rules. The Audit Committee's responsibilities are described in a written charter that was adopted by the Company's Board of Directors.

  The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 1999 with Company's management. The Audit Committee has discussed with PricewaterhouseCoopers, LLP, the Company's independent accountants, the matters required to be discussed by SAS 61, Codification of Statements on Auditing Standards. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers, LLP required by Independence Standards Board

Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers, LLP the independence of PricewaterhouseCoopers, LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to BSB Bancorp's Board of Directors that the Company's audited financial statements for the year ended December 31, 1999 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 for filing with the Securities and Exchange Commission.

                              Audit Committee (1)

                        Thomas F. Kelly (Chairman) (2)
                              Diana J. Bendz (3)
                               Ann G. Higbee (4)
                              Mark T. O'Neil, Jr.
--------
(1) Mr. Thorn was a member of the Committee prior to his appointment as Acting President and Chief Executive Officer in February 2000 and served as Chairman of the Committee from August 1999 to February 2000.
(2) Dr. Kelly was appointed Chairman of the Committee in February 2000 and was Chairman prior to August 1999.
(3) Mrs. Bendz became a member of the Committee in January 1999.
(4) Mrs. Higbee became a member of the Committee in July 1999.

  The Company's Compensation Committee has the authority to grant options, stock appreciation rights and performance shares and the Bank's Salary and Personnel Administration Committee reviews both employee and executive compensation and makes recommendations to the Board of Directors with regard to executive compensation. Messrs. Allen (Chairman), Akel, Niermeyer and O'Neil and Mrs. Bendz are members of both Committees. Mr. Levine was a member of both Committees prior to his retirement in April 1999, however, no meetings were held in 1999 prior to that date. Mrs. Bendz was named to the Company's Compensation Committee and the Bank's Salary and Personnel Administration Committee in July 1999. The Company's Compensation Committee met two times during 1999. The Bank's Salary and Personnel Administration Committee met six times during 1999.

  The Nominating Committee selects nominees for election as directors of the Company. The Nominating Committee will consider nominees recommended by shareholders in accordance with the procedures set forth in the Company's Certificate of Incorporation, as described above. The Nominating Committee consists of all members of the Board of Directors, and in that capacity met two times during 1999.

Compensation of Directors

  Directors' Fees. Directors of the Company did not receive any fees for attendance at meetings of the Board of the Company during 1999. In their capacity as directors of the Bank, however, such persons received an annual retainer of $12,000 plus $500 for each Bank Board meeting attended. Also, committee members received fees of $500 per meeting attended. The Chairman of each of the Audit Committee, the Salary and Personnel Administration Committee and the Trust Committee received fees of $600 per meeting attended. In 1999, each non-rotating member of the Bank's Executive Committee serving for the entire year received an annual retainer of $2,400 except for the Chairman of the Executive Committee, who received an annual retainer of $4,800. Rotating members of the Executive Committee received fees of $500 per meeting attended. For 2000, all Board and Executive Committee retainer fees will remain unchanged. No director or committee fees were paid to officers of the Company who are also directors. Directors may elect to defer the receipt of all or a portion of their fees pursuant to a non-qualified deferred compensation agreement. Interest is credited on the deferred amounts at a rate equal to the Bank's earning asset yield, as defined below. During 1999, Mr. Rincker and Mr. Thorn elected to defer their retainer under this arrangement.

  Effective with his appointment as Chairman of the Board of Directors of the Company and the Bank on February 14, 2000, Mr. Craine will receive a monthly director fee of $5,000. This fee is in lieu of all fees Mr. Craine otherwise would be entitled to receive as a director, including retainers and fees for attending board or committee meetings. Mr. Craine is not an executive officer of either the Company or the Bank and will not participate in any cash bonus or stock option compensation plans established for the benefit of executive officers of the Company or the Bank. Mr. Craine will continue to participate in the Company's Directors' Stock Option Plan.

  Effective as of his appointment as Acting President and Chief Executive Officer of the Company and the Bank on February 14, 2000, Mr. Thorn will not receive any director's fees, including retainers or fees payable for attending board or committee meetings. Mr. Thorn will not participate in any cash bonus or stock option compensation plans established for executive officers of the Company or the Bank. Mr. Thorn will continue to participate in the Company's Directors' Stock Option Plan.

  Directors' Stock Option Plan. Pursuant to the Directors' Stock Option Plan, Messrs. Akel, Allen, Craine, Levine, Niermeyer, O'Neil, Rincker, and Thorn, Dr. Kelly and Mrs. Bendz each received a grant of a non-qualifying option, for 2,250 shares of Common Stock at an exercise price of $28.75 per share on January 24, 1999, the fair market value on the date of grant. Mrs. Higbee received a non-qualifying option for 6,750 shares at an exercise price of $27.0625, upon her election as a director on July 1, 1999. To the extent shares remain available for grant under the Directors' Stock Option Plan, each non-employee director shall receive in January of each year an option to purchase 2,250 shares at the fair market value on the date of grant. For 2000, the non-employee directors received an option for 2,250 shares at an exercise price of $19.50 per share, the fair market value on the date of grant, January 24, 2000.

  The purpose of the Directors' Stock Option Plan is to enhance the Company's ability to attract and retain highly qualified individuals to serve as members of the Company's Board of Directors and to provide additional incentives to non-employee directors to promote the success of the Company.

Executive Officers Who Are Not Directors

  The following information is supplied with respect to executive officers of the Company who do not serve on the Board of Directors of the Company. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected as an officer.

     Name                 Age Title
     ----                 --- -----
     Glenn R. Small......  54 Executive Vice President
     Arthur C. Smith.....  53 Executive Vice President
     Rexford C. Decker...  47 Senior Vice President and Chief Financial Officer
     Larry G. Denniston..  54 Senior Vice President and Corporate Secretary
     Douglas R. Johnson..  57 Senior Vice President

  Glenn R. Small joined the Bank in 1982. He became Executive Vice President, Senior Credit Officer of the Bank and Executive Vice President of the Company in October 1996. He was Senior Vice President of the Bank from 1985 to October 1996 and of the Company upon its formation in 1988 until October 1996. Prior to that time, he was Vice President--Commercial Loans of the Bank since 1982.

  Arthur C. Smith joined the Bank in 1967. He became Executive Vice President, Retail Banking Officer of the Bank and Executive Vice President of the Company in October 1996. He was Senior Vice President of the Company and the Bank from 1994 to October 1996. Prior to that time, he was Vice President of the Bank from 1987 and of the Company since its formation in 1988.

  Rexford C. Decker joined the Bank in 1982. He became Senior Vice President and Chief Financial Officer of the Company and the Bank in February 1999. Mr. Decker served as Treasurer of the Company and the Bank from November 1999 to March 2000. He was Administrative Vice President and Controller of the Bank from December 1996 to February 1999, Vice President and Controller of the Bank from December 1991 to December 1996, and Controller of the Bank from December 1985 to December 1991.

  Larry G. Denniston joined the Bank in 1983. He became Senior Vice President and Corporate Secretary of the Company and the Bank in December 1996. He was Vice President and Secretary of the Company and the Bank from 1990 to December 1996. Prior to that time, he was Vice President--Financial Services of the Bank since 1985.

  Douglas R. Johnson joined the Bank in 1990. He became Senior Vice President of the Company in January 1997. He has been Senior Vice President and Senior Trust Officer of the Bank since December 1990.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

  The following table sets forth a summary of all compensation paid during the last three fiscal years to the Company's chief executive officer and the Company's four other most highly compensated executive officers for 1999 (the "named executive officers"). All cash compensation has been paid by the Bank. None of the named executive officers received any separate form of compensation in their capacities as officers of the Company. As to each of the named executive officers, the aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported for the periods indicated. The Company has not granted any stock appreciation rights.

                          Summary Compensation Table

                                                             Long Term
                                                            Compensation
                                                            ------------
                                                               Awards
                                                            ------------
                                Annual Compensation          Securities
                               --------------------------    Underlying
Name and Principal              Salary                      Options/SARs       All Other
Position                  Year   ($)        Bonus ($) (1)        (#)      Compensation ($) (2)
------------------        ---- --------     -------------   ------------  --------------------

Alex S. DePersis (3)....  1999 $255,000       $      0         26,000           $  7,650
 Former President, Chief  1998  214,038        170,100         15,000              6,300
 Executive Officer and a  1997  185,000         42,226         15,000 (7)          5,549
 Director (retired in
 February 2000)

John P. Driscoll (4)....  1999  147,795 (5)     37,854 (6)          0            429,390 (9)
 Executive Vice           1998  169,129         27,600          4,850 (8)         18,004
 President, Treasurer     1997  143,691         34,588          5,529             21,233
 and a Director

Glenn R. Small..........  1999  135,500              0         18,000              4,065
 Executive Vice           1998  127,404         56,250         13,000              3,822
 President                1997  113,163         25,829         11,250 (7)          3,395

Arthur C. Smith.........  1999  129,000              0         15,000              3,870
 Executive Vice           1998  121,288         53,550         11,000              3,638
 President                1997  113,163         25,829          9,000 (7)          3,395

Larry G. Denniston......  1999  112,000              0         13,000              2,240
 Senior Vice President    1998  104,981         46,350          9,000              2,100
 and Corporate Secretary  1997   90,292         20,609          6,000 (7)          1,806

--------
(1) The bonuses for 1997 and 1998 for Messrs. DePersis, Denniston, Small and Smith were paid under the Bank's 1997 Executive Incentive Plan and 1998 Executive Incentive Plan. See "Company Compensation Committee and Bank Salary and Personnel Administration Committee Report on Executive Compensation."
(2) Consists of matching contributions under the Bank's defined contribution plan and, with respect to Mr. DePersis, contribution benefit amounts of $750, $1,500, and $2,850 for 1997, 1998 and 1999, respectively under the
    Company's Supplemental Executive Retirement Plan.
(3) Mr. DePersis retired from the Company in February 2000.
(4) Mr. Driscoll joined the Company in July 1999.
(5) Consists of $72,829 paid by Skaneateles Bancorp, Inc. for the six-month period from January 1, 1999 through June 30, 1999 and $74,966 paid by BSB Bancorp, Inc. for the six-month period from July 1, 1999 through December 31, 1999.
(6) All bonuses paid to Mr. Driscoll were paid by Skaneateles Bancorp, Inc. prior to July 1, 1999.
(7) Share data has been adjusted to reflect a 3-for-2 stock split in September 1997.

(8) The 1998 and 1997 options have been converted to BSB options based on .97 exchange ratio.
(9) Consists of a $419,759 lump sum payment made by the Company to Mr. Driscoll under the terms of the Employment Agreement between the Company and Mr. Driscoll, dated January 25, 1999, $5,098 in contributions to Mr. Driscoll's 401(k) plan paid by Skaneateles Bancorp, Inc. for the period January 1, 1999 to June 30, 1999, and $4,533 in contributions to Mr. Driscoll's 401(k) plan paid by the Company for the period July 1, 1999 to December 31, 1999.

Option Grant Exercises and Holdings

  The following table sets forth information with respect to grants of stock options to each of the named executive officers during 1999 and the potential realized value by such individuals. All options were granted at current market price on the date of grant.

                       Option Grants in Last Fiscal Year

                                                                                Potential
                                         Individual Grants                 Realizable Value at
                         -------------------------------------------------   Assumed Annual
                          Number of    % of Total                            Rates of Stock
                          Securities  Options/SARs                         Price Appreciation
                          Underlying   Granted to    Exercise                for Option Term
                         Options/SARs Employees in   or Base    Expiration -------------------
Name                     Granted (#)  Fiscal Year  Price ($/Sh)    Date     5% ($)    10%($)
----                     ------------ ------------ ------------ ---------- --------- ---------
Alex S. DePersis........    15,000        7.6%       $27.063    1/27/2009  $ 255,292 $ 646,960
                            11,000        5.6         26.625    7/26/2009    184,188   466,767
John P. Driscoll........         0          0              0            0          0         0
Glenn R. Small..........    15,000        7.6         27.063    1/27/2009    255,292   646,960
                             3,000        1.5         26.625    7/26/2009     50,233   127,300
Arthur C. Smith.........    15,000        7.6         27.063    1/27/2009    255,292   646,960
Larry G. Denniston......    13,000        6.6         27.063    1/27/2009    221,253   560,699

  The following table sets forth information with respect to each of the named executive officers concerning the exercise of stock options during the fiscal year ended December 31, 1999 and the year-end value of all unexercised options held by such individuals.

                Aggregated Option Exercises in Last Fiscal Year
                          and Year-End Option Values

                                                       Number of Securities
                                                      Underlying Unexercised     Value of Unexercised
                           Shares                             Options          In-the-Money Options/SARs
                         Acquired on                  At Fiscal Year End (#)   At Fiscal Year End (#)(2)
                          Exercise        Value      ------------------------- -------------------------
Name                         (#)     Realized ($)(1) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- --------------- ----------- ------------- ----------- -------------
Alex S. DePersis........        0              0       27,215       37,785       $37,095      $7,031
John P. Driscoll........   43,067        787,774        4,850          --              0         --
Glenn R. Small..........    9,180        206,952       34,120       28,380       149,063       4,688
Arthur C. Smith.........        0              0       20,349       23,775        45,283       4,219
Larry G. Denniston......    1,982         43,214       24,962       19,080       140,366       2,813

--------
(1) Difference between fair market value per share, or price per share if sold, less exercise price per share times the number of shares.
(2) Market value of underlying securities at year-end, minus the exercise or base price.

Employment Agreements

  In 1999, the Company and the Bank entered into employment contracts and agreements with Alex S. DePersis, who was serving as President and Chief Executive Officer of the Company and the Bank and John P. Driscoll, who became an Executive Vice President of the Company and the Bank upon the Company's acquisition of Skaneateles Bancorp, Inc. on July 1, 1999.

  DePersis Employment Contract. On June 28, 1999, the Company and the Bank entered into a renewable three-year employment contract with Alex S. DePersis (the "DePersis Contract"). Mr. DePersis retired from his positions with the Company and the Bank in February 2000. Under the DePersis Contract, the Company and the Bank will pay Mr. DePersis an amount equal to the salary which he would have been entitled to receive under the remaining term of the contract (June 27, 2003), except that such payments will cease if Mr. DePersis becomes employed, directly or indirectly, by a financial institution or holding company located near the Bank's home office.

  Driscoll Employment Agreement. On January 25, 1999, the Company and the Bank entered into an Employment Agreement with John P. Driscoll, who was then serving as the Chairman, President and Chief Executive Officer of Skaneateles Bancorp, Inc., in connection with the proposed acquisition of Skaneateles by the Company (the "Driscoll Agreement"). Under the terms of the Driscoll Agreement, Mr. Driscoll will serve as the Executive Vice President of the Company and the Bank from July 1, 1999 until December 31, 2001 at an annual salary of no less than $147,660. In addition, Mr. Driscoll is entitled to certain benefits including monthly membership dues for clubs, the use of a company car, reimbursement for reasonable business entertainment and travel expenses, participation in all the incentive, bonus, management recognition and benefit plans of the Company and the Bank, health, disability and life insurance, and a carry-over of any vested retirement benefits he was entitled to under any former Skaneateles Bancorp, Inc. benefit plans.

  The Company and the Bank may terminate Mr. Driscoll's employment at any time. In the event of an involuntary termination other than for cause, the Company and Bank are required to continue to pay Mr. Driscoll the same level of compensation for the remaining term of the Driscoll Agreement, as well as all medical, prescription drug, dental, and disability benefits, and employee life, group life, and other insurance that Mr. Driscoll and his family received prior to the termination, unless such benefits are available to Mr. Driscoll from a subsequent employer. Mr. Driscoll is not entitled to any payments that would constitute a "parachute payment" within the meaning of
Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"). In the event of a voluntary termination or an involuntary termination of Mr. Driscoll's employment for cause by the Company and/or the Bank, Mr. Driscoll has no right to compensation under the Driscoll Agreement. If Mr. Driscoll terminates his employment prior to December 31, 2001, he is prohibited from entering into any other employment with a commercial bank, savings bank, savings and loan association, or mortgage banking company with an office within 75 miles of the Bank's East Fayette Street, Syracuse office for the lesser of a period of 1 year or the months remaining until December 31, 2001, plus six months.

  Change of Control Severance Agreements. The Company and the Bank (the "Employers") entered into new three-year Change of Control Severance Agreements, referred to as Severance Agreements on June 28, 1999 with the following BSB executive officers:

     Name                      Title
     ----                      -----
     Glenn R. Small........... Executive Vice President
     Arthur C. Smith.......... Executive Vice President
     Rexford C. Decker........ Senior Vice President and Chief Financial Officer
     Larry G. Denniston....... Senior Vice President and Corporate Secretary
     Douglas R. Johnson....... Senior Vice President

The Severance Agreements amend and restate in their entirety the Severance Agreements entered into with Mr. Decker in February 1999, Messrs. Denniston, Johnson and Small in November 1990, as amended on

December 18, 1995, and with Mr. Smith in January 1996. The Severance Agreements provide that the term of each Severance Agreement will be extended automatically by one year on the anniversary date of the Severance Agreement, unless the Boards of Directors of the Employers, or the executive provides contrary written notice.

  If an executive's employment under any Severance Agreement is terminated:

  . for any reason prior to a change in control, or . after a change in control, by the Employers for good cause, or . by the voluntary action of the executive without good reason,

the Employers are required to pay the executive his base salary through the date of termination, and the Employers shall have no further obligation to the executive or his spouse under the Severance Agreement, except for the payment of certain accrued benefits.

  If the termination of an executive's employment under any Severance Agreement is the result of:

  . an involuntary termination of employment in connection with any change in control other than for good cause, or
  .  a voluntary termination for good cause,

the Employer is required to pay the executive for a period of up to two years a salary equal to the higher of the executive's base salary on the date of the change in control or the date of termination of employment, and other benefits.

  In the event any of the payments to an executive under the Severance Agreements are subject to the excise tax described in Section 4999 of the Code, the Employers will pay the executives an additional payment, referred to as a gross-up payment, to equal to the excise tax imposed on the payments. The Severance Agreements do not contain any provision restricting the right to compete against the Bank upon termination of employment.

  Executive employees may elect to defer the receipt of compensation income pursuant to a nonqualified deferred compensation agreement with the Bank. Interest is credited on the deferred amounts at a rate equal to the Bank's earning asset yield (as defined). During 1999, Douglas R. Johnson elected to defer his bonus under this arrangement.

Company Compensation Committee and Bank Salary and Personnel Administration Committee Report on Executive Compensation

  During 1999 none of the executive officers of the Company received any separate form of compensation as an officer of the Company. Accordingly, decisions on compensation of the Company's executives, except with respect to stock options, are made by the five-member Salary and Personnel Administration Committee of the Bank's Board of Directors. The members of that Committee are Messrs. Allen (Chairman), Akel, Niermeyer and O'Neil and Mrs. Bendz. The same persons comprise the Compensation Committee of the Board of Directors of the Company, which had the authority to grant options, stock appreciation rights and performance shares under the Company's Long-Term Incentive and Capital Accumulation Plan (the "Incentive Plan") prior to 1996 and has the same authority for grants beginning April 22, 1996 under the 1996 Long-Term Incentive and Capital Accumulation Plan (the "1996 Incentive Plan"). For purposes of this report, the Salary and Personnel Administration Committee and the Compensation Committee together are referred to as the "Committee." Each member of the Committee is a non-employee director. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. Pursuant to rules adopted by the SEC designed to enhance disclosure of executive compensation policies, set forth below is a report submitted by the Committee, addressing the Company's compensation policies for 1999 as they affected the Company's executive officers, including the Chief Executive Officer and the named executive officers.

  Compensation Policies for Executive Officers. The Committee's executive compensation policies are designed to provide competitive levels of compensation and assist the Company in attracting and retaining qualified executives. Target levels of executive officers' overall compensation are intended to be consistent with banks in the northeastern United States with assets between $1.0 billion and $5.0 billion. The Committee endorses the position that stock ownership by management and stock-based plans are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. The Committee also endorses the position that cash bonuses tied to annual and long-term target levels of income strengthen management's incentive to increase consolidated net income of the Company.

  Relationship of Performance to Executive Compensation. Compensation paid to the Company's named executive officers in fiscal 1999 consisted of the following components: base salary, stock options under the 1996 Incentive Plan, benefits under the Bank's defined benefit retirement plan and defined contribution plan, and certain other benefits.

  Base Salary. The Committee reviews executive base salaries annually. The 1999 base salary for Mr. DePersis increased 19.1% over the 1998 level. Mr. DePersis's base salary adjustment, in addition to being based on the Company's performance in 1998 and on his individual performance, reflected an adjustment to bring his base salary more closely into alignment with the base salaries of Chief Executive Officers at peer Companies. Mr. Driscoll's base salary is governed by the Employment Agreement entered into between the Company and Mr. Driscoll in January 1999, in connection with the Company's acquisition of Skaneateles on July 1, 1999. The base salary for Messrs. Small and Smith each rose by 6.4% over the 1998 level. The base salary for Mr. Denniston rose by 6.7% for 1999 compared to 1998. Base salaries for the executive officers are set within established salary ranges which are based upon responsibility, experience and company performance. Base salaries are also designed to be competitive with peer banks in the northeastern United States with assets between $1.0 billion and $5.0 billion. Among the factors considered by the Committee in setting 1999 salaries were the following: individual performance in 1998; net income was $19.9 million in 1998, a 17.0% increase over net income of $17.0 in 1997; return on average equity was 15.61% in 1998, compared to 14.65% in 1997; and diluted earnings per share were $2.24 in 1998, an increase of 16.1% compared to $1.93 in 1997.

  Bonuses. The 1999 Executive Bonus Plan (the "1999 Plan") established certain earnings per share levels in 1999 and certain individual performance requirements. The earnings per share goals were established by the Board of Directors at the beginning of the 1999 fiscal year. Although the participating executive officers met their individual performance requirements, the Company's 1999 earnings per share was less than established goals, so no bonuses were paid under the 1999 Plan.

  Stock Options. The Company's 1996 Incentive Plan provides long-term incentives to key employees, including executive officers, through the grant of stock options. The grant of stock options is intended to foster management team cohesion and align management and shareholder interests. Stock option grants provide additional incentives for executive officers. The Company believes that the grant of stock options can be used to encourage performance that can result in enhanced shareholder value. Options were granted to the named executive officers other than Mr. Driscoll under the 1996 Incentive Plan in 1997, 1998 and 1999. All options were granted at the current market price on the date of grant. On February 28, 2000, the Company granted options at an exercise price of $18.00 per share for 15,000 shares of the Company's Common Stock to Messrs. Denniston, Small, and Smith and options for 12,000 shares of the Company's Common Stock to Messrs. Decker and Johnson under the 1996 Incentive Plan.

  Other. In addition to the compensation paid to executive officers as described above, executive officers receive, along with and on the same terms as other employees, contributions by the Bank pursuant to the Bank's defined benefit retirement plan and matching contributions under the Bank's defined contribution plan. The executive officers also receive group term life insurance on the same terms as other employees, and certain other perquisites.

  Chief Executive Officer Compensation. The base salary for Mr. DePersis as CEO was increased for 1999 from $214,038 to $255,000 based on the Company's performance in 1998 and on his individual performance. Mr. DePersis's 1999 salary was determined using the same factors noted above with respect to individual performance in 1998, increases in net income, return on average equity and diluted earnings per share in 1998 as compared to 1997. Mr. DePersis also participated in the 1999 Plan. No bonus was paid to Mr. DePersis under the 1999 Plan. Mr. DePersis received options for 26,000 shares of Common Stock during 1999 pursuant to the Company's 1996 Incentive Plan.

  Effective as of his appointment as Acting President and Chief Executive Officer of the Company and the Bank on February 14, 2000, Mr. Thorn's base salary is $180,000. During his tenure as Acting President and Chief Executive Officer, Mr. Thorn will not receive any director's fees, including retainers or fees payable for attending board or committee meetings. Mr. Thorn will not participate in any cash bonus or stock option compensation plans established for executive officers of the Company or the Bank. Mr. Thorn will continue to participate in the Company's Directors' Stock Option Plan.

                     Compensation Committee of Company and
             Salary and Personnel Administration Committee of Bank

                          Robert W. Allen (Chairman)
                                Ferris G. Akel
                              Diana J. Bendz (1)
                              David A. Niermeyer
                              Mark T. O'Neil, Jr.

--------
(1) Mrs. Bendz became a member of the Committee in July 1999.

Compensation Committee and Salary and Personnel Administration Committee Interlocks and Insider Participation

  Each of the Compensation Committee and the Salary and Personnel
Administration Committee is currently comprised of Messrs. Akel, Allen, Niermeyer and O'Neil and Mrs. Bendz.

  In fiscal 1999, the Bank had outstanding commercial real estate loans and commercial loans secured by real estate to Apalachin Development LLC, and Newman Development Group of CP, LLC, outstanding unsecured commercial loans to Vestal Plaza, LLC, Newman Development Group, L.L.C., Newman Development Group of Dickinson L.L.C., TSM LLC, Malta Saratoga Development Corp., Newman Development Group of Batavia, LLC, Town Square Mall Associates, L.L.C., as well as a letters of credit to Town Square Mall Associates, L.L.C., Campus Plaza L.L.C. and Parkway Plaza L.L.C., each of which was guaranteed by Mr. Akel. Mr. Akel is a member of each of the LLCs listed above. In fiscal 1999, the Bank also had outstanding commercial loans, both unsecured and secured by accounts, inventory and equipment to Stakmore Company, Inc., each guaranteed by Mr. Niermeyer, as well as a commercial loan secured by securities to Mr. Niermeyer. Mr. Niermeyer is the President and Chief Executive Officer of Stakmore Company, Inc. As to the foregoing loans and the guarantees by Mr. Akel and Mr. Niermeyer, the Bank believes that they were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The Bank also believes the loans and the guarantees did not involve more than the normal risk of collectability nor present any other unfavorable features.

  For the year ended December 31, 1999, the Bank paid an aggregate of $163,960 to Binghamton Giant Markets, Inc., of which Mr. Akel is President and a principal stockholder. Such payment reflects fees paid in connection with transactions on the Bank's StoreTeller electronic facilities maintained at food markets owned by Binghamton Giant Markets, Inc.

Comparative Company Performance

  The following line graph sets forth comparative information regarding the Company's cumulative shareholder return on its Common Stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The Company's cumulative shareholder return based on an investment of $100 at the beginning of the five-year period beginning December 31, 1995 is compared to the cumulative total return of The Nasdaq Stock Market (U.S. Companies) and SNL Securities L.P. $1 billion to $5 billion Bank Index.






                       [Performance Graph Appears Here]

                                              Period Ending
Index                     12/31/94 12/31/95 12/31/96 12/31/97 12/31/98 12/31/99
-----                     -------- -------- -------- -------- -------- --------
BSB Bancorp, Inc.........  100.00   132.10   147.87   305.72   289.78   176.68
NASDAQ--Total US*........  100.00   141.33   173.89   213.07   300.25   542.43
SNL $1B-$5B Bank Asset-
 Size Index..............  100.00   134.48   174.33   290.73   290.06   266.58

--------
*Source: CRSP, Center for Research in Security Prices, Graduate School of
      Business, The University of Chicago 1999. Used with permission. All rights reserved. crsp.com.

Employee Defined Benefit Plan

  The following table illustrates current annual pension benefits under the Company's defined benefit retirement plan for retirement in 1999 at age 65 under the most advantageous provisions available for various levels of compensation, years of service, and full Social Security benefits. Pension benefits are currently subject to a statutory maximum of $130,000, subject to cost-of-living adjustments. Additionally, annual compensation in excess of $160,000 (subject to cost of living increases) may not be used in calculation of retirements.

                              Pension Plan Table

                                     Years of Service
               ------------------------------------------------------------------
   Annual
Compensation     5        10        15        20        25        30        35
------------   ------   -------   -------   -------   -------   -------   -------
  $ 75,000     $7,500   $15,000   $22,500   $30,000   $37,500   $45,000   $45,000
   100,000     10,000    20,000    30,000    40,000    50,000    60,000    60,000
   125,000     12,500    25,000    37,500    50,000    62,500    75,000    75,000
   150,000     15,000    30,000    45,000    60,000    75,000    90,000    90,000
   160,000     16,000    32,000    48,000    64,000    80,000    96,000    96,000

  A participant's normal retirement benefit is equal to 2% of average annual earnings, multiplied by the number of years and fraction thereof of creditable service. Average annual earnings represent payment made during the 36 consecutive calendar months of highest earnings during the final 120 calendar months of the employee's creditable service. Mr. DePersis's annual pension benefit is $46,988 based on his average annual earnings in effect as of December 31, 1999 and all Code limits. In no event, however, may the normal retirement benefit exceed 60% of average annual earnings. Pension allowances are based on 2% of the employee's average basic annual earnings excluding overtime, bonus, or other special payments. Pension benefits are computed on a straight life annuity benefit.

  The periods of creditable service as of December 31, 1999 for Messrs. DePersis, Driscoll, Small, Smith, and Denniston were 14 years, 6 months, 17 years, 32 years, and 16 years, respectively.

  In 1995, the Board of Directors of the Bank adopted a Supplemental Executive Retirement Plan (the "SERP") effective on January 1, 1995 to permit designated employees of the Bank to receive supplemental retirement benefits from the Bank which amounts would be due under the benefit and contribution formulas in the Bank's defined benefit retirement plan and its defined contribution plan but which cannot be paid under those plans due to reductions and other limitations imposed on such plans pursuant to the Code. Mr. DePersis was the only participant in the SERP in 1999. The SERP is an unfunded, non-qualified deferred compensation plan and benefits thereunder will be paid from the general assets of the Bank. As of December 31, 1999, Mr. DePersis's accrued annual supplemental defined benefit amount under the SERP was $2,850 payable as a straight life annuity.

Certain Relationships

  Directors, officers and employees of the Company or the Bank are permitted to borrow from the Bank to the extent permitted by New York law and the regulations of the Board of Governors of the Federal Reserve System. Under applicable New York law, the Bank may make first or second mortgage loans to officers provided that each such loan is secured by the officer's primary residence and is authorized in writing by the Board of Directors. In addition, the Bank makes consumer loans and commercial real estate and commercial business loans to officers and directors and related persons consistent with applicable law. Except as described below, all loans made by the Bank to directors and executive officers or their associates and related entities have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. It is the belief of management that, at the time of origination, these loans neither involved more than the normal risk of collectability nor presented any other unfavorable features.

  Effective as of August 25, 1997, the Bank adopted a policy permitting all employees, including directors and executive officers, to obtain loans at preferential interest rates and to obtain discounted processing fees. The Bank extended Alex S. DePersis, the former President and Chief Executive Officer of the Company and the Bank, a home equity line of credit in November 1997 with preferential terms pursuant to the above policy. The largest aggregate amount of indebtedness outstanding at any time under this line of credit during fiscal 1999 and as of March 6, 2000, was $27,187 and $0, respectively. The interest rate for this line of credit is prime plus 1/2% for indebtedness up to $30,000 and prime for indebtedness of more than $30,000. The Bank also extended William H. Rincker, a director of the Company and the Bank, a home equity line of credit in January 1997, with preferential terms pursuant to the above policy. The largest aggregate amount of indebtedness outstanding at any time under this line of credit during fiscal 1999 and as of March 6, 2000, was $100,000 and $100,000, respectively. The interest rate for this line of credit was prime plus 1/2% for indebtedness up to $30,000 and prime for indebtedness of more than $30,000. The Bank has an outstanding mortgage loan to Dr. Kelly that was made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, and at the time of origination, did not involve more than the usual risk of collectability nor present any other unfavorable features. Under the Bank's policy of permitting discounted processing fees to employees and directors, Dr. Kelly obtained a discount on the processing fee for this loan consistent with the Bank's policy. The interest rate on the 15-year maturity loan is 6.875%. The largest aggregate amount of indebtedness outstanding during fiscal 1999 and as of March 6, 2000 was $61,905 and $58,764, respectively.

  For a description of certain transactions regarding Mr. Akel, Mr. Niermeyer and the Bank, see "Compensation Committee and Salary and Personnel Administration Committee Interlocks and Insider Participation."

                                     * * *

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                (Proposal Two)

  The Board of Directors of the Company has appointed PricewaterhouseCoopers, LLP as independent auditors of the Company for the year ending December 31, 2000, and has further directed that the selection of such auditors be submitted for ratification by the shareholders at the Annual Meeting. The Company has been advised by PricewaterhouseCoopers, LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. PricewaterhouseCoopers, LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                    THE RATIFICATION OF THE APPOINTMENT OF
                 PRICEWATERHOUSECOOPERS, LLP AS THE COMPANY'S
                     INDEPENDENT AUDITORS FOR FISCAL 2000

                                     * * *

                             SHAREHOLDER PROPOSALS

  Any proposal which a shareholder wishes to have presented at the next annual meeting of shareholders and included in the proxy materials of the Company must be received at the main office of the Company, 58-68 Exchange Street, Binghamton, New York 13901, no later than December 4, 2000. If a proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next annual meeting of shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

  The proxy being solicited hereby provides discretionary authority to vote on any matter if the Company did not receive notice of such matter prior to February 8, 2000. No notice of any such matter was received by the Company by such date.

                    ANNUAL REPORT AND FINANCIAL STATEMENTS

  A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1999 accompanies this Proxy Statement.

  Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and the exhibits thereto required to be filed with the Commission under the Exchange Act. Such written request should be directed to:

    Larry G. Denniston
    Senior Vice President and Corporate Secretary
    BSB Bancorp, Inc.
    58-68 Exchange Street
    Binghamton, New York 13901.

The Form 10-K is not part of the proxy solicitation materials.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Based solely on its review of the reports submitted to the Company, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1999 all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that one report filed by Mrs. Bendz was filed nine days late.

                                 OTHER MATTERS

  Management is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

  The cost of solicitation of proxies will be borne by the Company. The Company has retained Morrow & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arrangement with such firm is $5,000, plus reimbursement for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

REVOCABLE PROXY

                                BSB BANCORP, INC.
                              58-68 Exchange Street
                           Binghamton, New York 13901

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                 APRIL 24, 2000, AND AT ANY ADJOURNMENT THEREOF.

     The undersigned, being a shareholder of BSB Bancorp, Inc. (the "Company"), hereby appoints a member of the Company's general counsel, Hinman, Howard & Kattell, LLP of Binghamton, New York, as proxy, such person being duly appointed by the Board of Directors with the power to appoint an appropriate substitute, and hereby authorizes such proxy to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Binghamton Regency Hotel and Conference Center, One Sarbro Square, 225 Water Street, Binghamton, New York 13901 on April 24, 2000 at 10:00 a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the following instructions.


TO VOTE BY MAIL
---------------
Please mark, date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.




     YOUR CONTROL NUMBER IS __________




                          DO NOT RETURN YOUR PROXY CARD
                            IF YOU VOTE BY TELEPHONE

                 Please Detach and Mail in the Envelope Provided

        ----------------------------------------------------------------

[X]  Please mark your votes as in this example


     1. Proposal to elect four nominees for director for a three-year term:
                  FOR   [_]              WITHHOLD AUTHORITY    [_]
           (except as marked
           to the contrary below)

        Nominees for terms expiring at the 2003 Annual Meeting who will stand for election:
                            Diana J. Bendz
                            David A. Niermeyer
                            Mark T. O'Neil, Jr.
                            Thomas L. Thorn

        INSTRUCTIONS: The undersigned shareholder may withdraw authority to vote for any nominee(s) by lining through or otherwise striking out the name of the nominee(s) above.

     2. Proposal to ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.
                 FOR  [_]         AGAINST  [_]            ABSTAIN   [_]


     3. To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other matters that should come before the Annual Meeting.

     The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Shareholders of BSB Bancorp, Inc., called for April 24, 2000, and a Proxy Statement prior to signing this Proxy.

I plan to attend the meeting.  [_]    Dated:                             , 2000
                                             ----------------------------

                                      Signature
                                               --------------------------------

                                      Signature
                                              ---------------------------------

                                      Note:  Please sign exactly as your name
                                      appears on this proxy. Only one signature is required where the stock is held jointly. When signing in a representative capacity, please give title.

                                      THIS PROXY, WHEN PROPERLY EXECUTED, WILL
                                      BE VOTED IN THE MANNER DIRECTED HEREIN BY
                                      THE UNDERSIGNED SHAREHOLDER. IF NO
                                      DIRECTION IS OTHERWISE MADE, THIS PROXY
                                      WILL BE VOTED FOR PROPOSALS 1 AND 2 AT THE
                                      DISCRETION OF THE PROXY. THIS PROXY MAY BE
                                      REVOKED AT ANY TIME PRIOR TO THE TIME IT
                                      IS VOTED AT THE ANNUAL MEETING.